SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2007

CANYON BANCORP

(Exact name of registrant as specified in its charter)

California	333-135607	20-4346215
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

1711 E. Palm Canyon Drive, Palm Springs, CA 92264

(Address of principal executive offices) (Zip code)

(760) 325-4442

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 31, 2007 the Board of Directors of Canyon National Bank approved amendments to the Salary Continuation Agreements dated September 1, 2003 between (i) Canyon National Bank and Stephen G. Hoffmann, the President and Chief Executive Officer of Canyon National Bank, and (ii) between Canyon National Bank and Jonathan J. Wick, Executive Vice President and Chief Operating Officer of Canyon National Bank. The amendments to the Salary Continuation Agreements add language to comply with Section 409(A) of the Internal Revenue Code relating to nonqualified deferred compensation plans.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description
10.18	First Amendment to Salary Continuation Agreement dated July 31, 2007 between Stephen G. Hoffmann and Canyon National Bank.

10.19	First Amendment to Salary Continuation Agreement dated July 31, 2007 between Jonathan J. Wick and Canyon National Bank.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007	CANYON BANCORP

	By:	/s/ Jonathan J. Wick
Jonathan J. Wick, Chief Operating Officer, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title
10.18	First Amendment to Salary Continuation Agreement dated July 31, 2007 by and between Stephen G. Hoffmann and Canyon National Bank

10.19	First Amendment to Salary Continuation Agreement dated July 31, 2007 by and between Jonathan J. Wick and Canyon National Bank